UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

VALERO L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective April 18, 2006, J. Dan Bates was elected to the Board of Directors (the “Board”) of Valero GP, LLC (the “Company”), the general partner of the general partner of Valero L.P. Accordingly, Mr. Bates is eligible to receive equity compensation grants from the Company pursuant to the terms of the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”). In addition, Mr. Bates is entitled to the non-employee director fees generally payable to the Company’s non-employee directors. The foregoing compensation arrangements are further described in Valero L.P.’s Annual Report on Form 10-K for the year ended December 31, 2005, and that information is hereby incorporated by reference into this Current Report.

The form of agreement incorporated by reference into the above-referenced Annual Report, together with the Plan and the disclosures stated above, contain the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601 (b)(10) of Regulation S-K, Valero L.P. is not filing any individual’s personal arrangement under the Plan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 18, 2006, J. Dan Bates was elected to the Board. Mr. Bates will serve on the Board’s Conflicts Committee, Compensation Committee and Audit Committee.

Item 9.01	Financial Statements and Exhibits.

	10.01	Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan - incorporated by reference to Exhibit 10.06 to Valero L.P.’s Annual Report on Form 10-K for the year ended December 31, 2005.

10.02

Form of Non-employee Director Restricted Unit Agreement under the Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan - incorporated by reference to Exhibit 10.10 to Valero L.P.’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	Valero GP, LLC its general partner

Date: April 20, 2006			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Assistant Secretary

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